TerrAscend Raises Full Year 2023 Guidance

Company expects full year 2023 Net Revenue and Adjusted EBITDA from continuing operations1 of at least $317 million and $63 million, respectively, versus previous guidance of at least $305 million and $58 million, respectively

Expects gross margin to exceed 50% in second half of the year

Expects positive free cashflow from continuing operations1 in second half of the year

Investor Day will be hosted at the TSX and webcast today, October 13th at 9:30 a.m. ET

TORONTO, ONTARIO (October 13, 2023) – TerrAscend Corp. (“TerrAscend” or the “Company”) (TSX: TSND) (OTCQX: TSNDF), a leading North American cannabis company, has raised its guidance for Net Revenue and Adjusted EBITDA from continuing operations1 for full year 2023 to at least $317 million and $63 million, respectively, representing year over year growth of 28% in Net Revenue and 62% in Adjusted EBITDA from continuing operations1. Previous guidance was at least $305 million and $58 million, respectively. The company also expects for gross margin to exceed 50% and free cashflow from continuing operations1 to be positive, for the second half of the year.

“We have good visibility and confidence in the remainder of the year as evidenced by the increase in our full year guidance,” stated Jason Wild, Executive Chairman of TerrAscend. “We expect to drive industry leading revenue growth, continued improvement across all P&L metrics, and positive free cashflow in the second half of the year.”

Investor Day Details:

TerrAscend will host an Investor Day at the Toronto Stock Exchange (the “TSX”) in Toronto, Ontario, today, Friday, October 13, 2023, from 9:30 a.m. to approximately 12:00 p.m. ET. The event will include presentations and panel discussions by Jason Wild, Executive Chairman, Ziad Ghanem, Chief Executive Officer, Keith Stauffer, Chief Financial Officer, Lynn Gefen, Chief Legal Officer, Chantelle Elsner, President Northeast, Mary Turon, President Midwest, and BJ Carretta, Senior Vice President Marketing, who will provide updates on the Company's business and discuss its strategy to deliver long-term growth in revenue, profitability and cashflow. The event will be moderated by Tim Seymour from CNBC and Nancy Whiteman, CEO of Wana Brands, will participate in one of the panel discussions focused on building strong partnerships.

A live webcast and an archived replay will be available on the Investor Relations section of the Company’s website, https://ir.terrascend.com/. Please allow extra time prior to the start of the event to download any necessary software that may be needed to view the webcast.

WEBCAST DETAILS

Date:	Friday, October 13, 2023
Start Time:	9:30 a.m. Eastern Time

Live Webcast/Replay:	‘Investor Relations’ section at www.terrascend.com or click here.

About TerrAscend Corp.

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan and California through TerrAscend Growth Corp. and retail operations in Canada through TerrAscend Canada Inc. (“TerrAscend”). TerrAscend operates The Apothecarium, Gage and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

1Definition and Reconciliation of Non-GAAP Measures

In addition to reporting the financial results in accordance with GAAP, the Company reports certain financial results that differ from what is reported under GAAP. Non-GAAP measures used by management do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies. The Company believes that certain investors and analysts use these measures to measure a company's ability to meet other payment obligations or as a common measurement to value companies in the cannabis industry, Adjusted EBITDA from continuing operations and Adjusted EBITDA Margin from continuing operations are calculated as EBITDA from continuing operations adjusted for certain material non-cash items such as inventory write downs outside of the normal course of operations, share based compensation expense, impairment charges taken on goodwill, intangible assets and property and equipment, the gain or loss recognized on the revaluation of our contingent consideration liabilities, one-time write off of accounts receivable related to one customer that was deemed uncollectible, loan modification fees related to the modification of debt, the gain recognized on the extinguishment of debt, the gain or loss recognized on the remeasurement of the fair value of the U.S denominated preferred share warrants, one time fees incurred in connection with our acquisitions and certain other adjustments management believes are not reflective of the ongoing operations and performance. Such information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company believes this definition is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of the Company's underlying business performance and other one-time or non-recurring expenses. Free Cash Flow from continuing operations is calculated as Operating Cashflow from continuing operations less capital expenditures.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the U.S. Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the

United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend’s operations and financial performance.

Notice Regarding Forward-Looking Information

This press release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits. Examples of forward-looking information contained in this press release include statements regarding the impacts of the expectations of the Company’s future financial and operational performance, including the outlook for full year 2023; and expectations for other economic, business, and/or competitive factors.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023, as may be amended by the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022 filed with the SEC on May 4, 2023 and its subsequently filed quarterly reports on Form 10-Q.

The statements in this press release are made as of the date of this press release. TerrAscend disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For more information regarding TerrAscend:

Keith Stauffer

Chief Financial Officer

717-343-5386

IR@terrascend.com

Briana Chester

MATTIO Communications

424-465-4419

terrascend@mattio.com